EXHIBIT 99.2

         The  undersigned  each  hereby  certifies  and  agrees  that the  above
Schedule 13D concerning securities issued by Proactive Technologies, Inc. is being filed on behalf of each of the undersigned.



/s/Arthur G. Weiss                                January 11, 1999
Arthur G. Weiss                                        Date


/s/Arthur G. Weiss, Attorney in Fact              January 11, 1999
Caroline Weiss Kyriopoulos                             Date


/s/Arthur G. Weiss, Attorney in Fact              January 11, 1999
Charles G. Weiss                                       Date